UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

_____________________________________________________________________________________________

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2020, Second Sight Medical Products, Inc. (the “Company”) borrowed $1 million from Gregg Williams, Chairman of the Board of Directors of the Company and $1.2 million from two unaffiliated shareholders of the Company (collectively, the “Lenders”). Each loan is evidenced by a promissory note, a form of which is attached to this Report as Exhibit 10.1.

Each promissory note is unsecured and accrues interest at a rate of twelve percent (12%) per annum beginning on receipt of the loan amounts. Principal and accrued interest under the promissory notes, are payable on December 31, 2021. The Company has the right to prepay each promissory note in whole or in part, at any time or from time to time, without premium, penalty or prior written notice to the Lenders.

The above description of principal terms of the Promissory Notes is qualified in its entirety by reference to the form promissory note attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Matthew Pfeffer

By: Matthew Pfeffer

Acting Chief Executive Officer